Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2550 Hanover Street

Palo Alto, CA 94304

January 29, 2021

Vincerx Pharma, Inc.

260 Sheridan Avenue, Suite 400

Palo Alto, CA 94306

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Vincerx Pharma, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 relating to the registration under the Securities Act of 1933 (the “Act”) of (i) 3,570,000 shares (the “Private Warrant Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”), issuable upon exercise of certain currently outstanding warrants to purchase Common Stock (the “Private Warrants”), all of which are authorized but heretofore unissued shares, (ii) 3,281,883 shares (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) of Common Stock issuable upon exercise of certain currently outstanding warrants to purchase Common Stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”), all of which are authorized but heretofore unissued shares, (iii) the Private Warrants and (iv) 9,682,884 shares of Common Stock (including the Private Warrant Shares and up to 2,034,130 shares of Common Stock (the “Earnout Shares”) that may be issued as additional consideration upon the satisfaction of certain triggering events set forth in, and in accordance with the terms and conditions of, the Merger Agreement dated September 25, 2020 by and among LifeSci Acquisition Corp., Vincera Pharma, Inc. and Raquel Izumi, as representative of the stockholders of Vincera Pharma, Inc. (the “Merger Agreement”)) to be offered and sold by certain stockholders of the Company (the “Selling Stockholder Shares”). Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”

We have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

The Warrant Shares have been duly authorized and, if issued on the date hereof upon exercise of the Warrants in accordance with the terms of the Warrants and the resolutions adopted by the Board of Directors of the Company, would be validly issued, fully paid and nonassessable.

Vincerx Pharma, Inc.

January 29, 2021

2.

The Private Warrants constitute valid and legally binding obligations of the Company, except as may be limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

3.

The Selling Stockholder Shares (including (a) the Private Warrant Shares assuming the issuance thereof on the date hereof upon exercise of the Private Warrants in accordance with paragraph 1 above and (b) the Earnout Shares assuming the issuance thereof on the date hereof in accordance with the terms and conditions of the Merger Agreement) have been duly authorized and validly issued and are fully paid and nonassessable.

We have assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Act. The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP